SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549



                                   Form 8-K/A

                                 Amendment No. 1

                                 Current Report

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): December 20, 1996


                           Lafayette Industries, Inc.
             (Exact name of Registrant as Specified in its Charter)

          Delaware                  0-25384                       11-3190678
(State or other jurisdiction      (Commission                   (IRS Employer
      of incorporation              File No.)                Identification No.)


                160 Broadway, Suite 901, New York, New York 10038
                     (Address of Principal Executive Office)

       Registrant's telephone number, including area code: (212) 233-4500.

Item 7.  Financial Statements and Exhibits.

     1.1   Consolidated financial statements of SES Holdings Corp.
            ("SESH")(1)

           Report of Independent Certified Public Accountants
           Consolidated Balance Sheets at December 31. 1995 and 1994 Consolidated Statements of Operations and Accumulated Deficit
            for the years ended  December  31, 1995 and 1994
           Consolidated Statements of Cash Flows for the years ended December
            31, 1995 and 1994
           Notes to Consolidated Financial Statements

     1.2   Financial statements of WWR Technologies, Inc. ("WWR")(1)

           Report of Independent  Certified  Public  Accountants
           Balance Sheet at December 31, 1995
           Statements of Operations for the year ended December 31, 1995 Statement of Stockholder's Deficit for the year ended December
            31, 1995
           Statements of Cash Flows for the year ended December 31, 1995 Notes to Financial Statements

     2.    The pro forma financial statements of the Registrant, SESH and WWR
            (1).

           Unaudited  Pro Forma  Combined  Balance Sheet at September 30,
            1996.
           Unaudited Pro Forma Combined Statement of Operations for the nine months ended September 30, 1996.
           Unaudited Pro Forma Combined Statement of Operations for the year ended December 31, 1995.

     3.1 Agreement (the "Agreement") dated as of December 20, 1996, by and among SIS Capital Corp., DLB, Inc., Lewis S. Schiller and Lafayette Industries, Inc.(2)

     3.2   Exhibits to the Agreement(3)

     3.3 Certificate of Designation of Lafayette Industries, Inc. setting forth the rights, preferences and privileges of the holders of the Series A Convertible Preferred Stock and the Series B Redeemable Preferred Stock.(2)

     3.4 Agreement dated as of December 1, 1996, between SES Holdings Corp. and The Trinity Group, Inc.(2)

     3.5    Form of Regulation S Subscription Agreement.(2)

(1) The unaudited balance sheet and statements of operations of SESH and WWR for the nine months ended September 30, 1996 are separately shown in the pro forma financial statements.

(2)   Previously filed.

(3)   To be filed by amendment.

                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         LAFAYETTE INDUSTRIES, INC.


                                         LEWIS S. SCHILER
                                         ----------------
Date: February 25, 1997                  Lewis S. Schiller
                                         Chairman and Chief Executive Officer

Exhibit 1.1

                       SES HOLDINGS CORP. AND SUBSIDIARIES


                        CONSOLIDATED FINANCIAL STATEMENTS

                               FOR THE YEARS ENDED
                           DECEMBER 31, 1995 AND 1994

                       SES HOLDINGS CORP. AND SUBSIDIARIES
                                      Index

                                                                          Page

Independent Auditor's Report                                                2

Consolidated Balance Sheets as of December 31, 1995 and 1994                3

Consolidated Statement of Operations and Accumulated Deficit
 for the Years Ended December 31, 1995 and 1994                             4

Consolidated Statement of Cash Flows for the Years Ended
 December 31, 1995 and 1994                                                 5

Notes to Consolidated Financial Statements                                 6-13

                          INDEPENDENT AUDITOR'S REPORT

To the Board of Directors and Stockholders of SES Holdings Corp.
  New York, New York

     We have audited the accompanying consolidated balance sheets of SES Holdings Corp. and its subsidiaries as of December 31, 1995 and 1994, and the related consolidated statements of operations and accumulated deficit, and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of SES Holdings Corp. and its subsidiaries as of December 31, 1995 and 1994, and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.

     The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As shown in the consolidated financial statements and as discussed in Note 3 to the consolidated financial statements, the Company has suffered recurring losses since its inception, and has an accumulated deficit at December 31, 1995 of $3,426,396. In addition, the Company is in default of a major portion of its currently due notes payable. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 3. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.


                                               MORTENSON AND ASSOCIATES, P.C.
                                               Certified Public Accountants
Cranford, New Jersey
March 6, 1996

                       SES Holdings Corp. and Subsidiaries
                           Consolidated Balance Sheets

                                                         December 31,
                                                     1995            1994
                                                     ----            ----
Assets
 Current assets:
  Cash and cash equivalents                         $74,703        $340,662
  Receivable, net of allowances                     595,773         540,382
  Inventories                                     3,648,980       3,358,995
  Prepaid expenses and other current assets          88,165          18,142
                                                     ------          ------
   Total current assets                           4,407,621       4,258,181

 Property, plant and equipment, net                 621,181         213,395
                                                    -------         -------
 Other assets:
  Trademark, net                                    382,513              --
  Investments in common stock, long-term          1,987,500              --
  Other assets                                       58,208          29,983
                                                     ------          ------
   Total Other Assets                             2,428,221          29,983
                                                  ---------          ------
    Total Assets                                 $7,457,023      $4,501,559
                                                 ==========      ==========
Liabilities and Shareholders' Equity
 Current liabilities:
  Accounts payable and accrued expenses          $1,198,786        $298,070
  Accrued interest                                  246,568         124,950
  Commissions payable                                45,107          76,580
  Notes payable                                     811,035         293,262
  Current portion of Obligations under
   capital leases                                    17,454           4,954
                                                     ------           -----
   Total current liabilities                      2,318,950         797,816
                                                  ---------         -------
 Long-term liabilities:
  Subordinated notes payable to affiliate
   company                                        5,082,952       2,636,050
  Obligations under capital leases                   52,022             414
                                                     ------             ---
   Total long-term liabilities                    5,134,974       2,636,464
                                                  ---------       ---------

Minority interest                                 2,750,000       2,750,000
                                                  ---------       ---------
Shareholders' equity:
 Common stock, no par value, $10 stated
  value 1,500 shares authorized, issued
  and outstanding                                    15,000          15,000
 Additional paid-in-capital, common stock           222,918         222,918
 Accumulated deficit                             (3,426,396)     (1,920,639)
 Unrealized gain on investments in common
  stock                                             441,577              --
                                                    -------         -------
   Total shareholders' equity                    (2,746,901)     (1,682,721)
                                                  ---------       ---------
    Total Liabilities and Shareholders' Equity   $7,457,023      $4,501,559
                                                 ==========      ==========

See Notes to Consolidated Financial Statements.

                       SES Holdings Corp. and Subsidiaries
          Consolidated Statement of Operations and Accumulated Deficit

                                                           Year Ended
                                                          December 31,
                                                      1995            1994
                                                      ----            ----
Revenues                                          $4,487,642      $3,653,765

Cost of Goods Sold                                 4,113,692       3,419,168
                                                   ---------       ---------
Gross Profit                                         373,950         234,597

Selling, General and Administrative Expenses       1,710,720       1,530,320
                                                   ---------       ---------
Loss from Operations                              (1,336,770)     (1,295,723)
                                                   ---------       ---------
Other Income (Expense):
   Interest expense                                 (169,176)       (142,120)
   Other income (expense)                                189          (2,823)
                                                         ---           -----
     Total other expense                            (168,987)       (144,943)
                                                     -------         -------

Loss from Operations Before Income Taxes          (1,505,757)     (1,440,666)

Income Taxes                                              --              --
                                                   ---------       ---------
Net Loss                                          (1,505,757)     (1,440,666)

Accumulated deficit at beginning of year          (1,920,639)       (479,973)
                                                   ---------         -------

Accumulated deficit at end of year               ($3,426,396)    ($1,920,639)
                                                  ==========      ==========

See Notes to Consolidated Financial Statements.

                       SES Holdings Corp. and Subsidiaries
                      Consolidated Statement of Cash Flows

                                                          Year Ended
                                                         December 31,
                                                     1995            1994
                                                     ----            ----
Operating Activities:
Net loss                                        ($1,505,757)    ($1,440,666)
Adjustments to Reconcile Net Loss to Net Cash
 Used In Operating Activities:
  Depreciation                                       83,874          28,578
  Change in assets and liabilities:
   Decrease (increase) in accounts receivable       418,188         (94,127)
   Decrease in inventories                          519,692         401,335
   (Increase) decrease in prepaid expenses and
    other current assets                            (28,398)          2,804
   Increase in accounts payable and accrued
    expenses                                        174,957          76,717
   Increase in accrued interest                     115,877         106,488
   Decrease in commissions payable                  (31,473)         (1,288)
                                                     ------           -----
    Total Adjustments                             1,252,717         520,507

Net Cash Used in Operating Activities              (253,040)       (920,159)
                                                    -------         -------
Investing Activities:
 Increase in Other Assets                           (11,603)         (5,589)
 Cash of company acquired                            46,600              --
 Capital expenditures                               (71,316)             --
                                                     ------          ------
Net Cash Used in Investing Activities               (36,319)         (5,589)
                                                     ------           -----
Financing Activities:
 Net advances from affiliates                        71,172       1,271,929
 Payments Under Capital Lease Obligations           (18,810)         (3,959)
 Proceeds from issuance of notes payable             10,039              --
 Repayment of notes payable                         (39,001)       (132,460)
                                                     ------         -------
Net Cash Provided by Financing Activities            23,400       1,135,510
                                                     ------       ---------
Net Increase (Decrease) in Cash                    (265,959)        209,762

Cash - Beginning of Year                            340,662         130,900
                                                    -------         -------
Cash - End of Year                                  $74,703        $340,662
                                                    =======        ========
Supplemental Disclosures of Cash Flow Information:
 Cash paid during the year for:
  Interest                                           53,299         $19,069
  Income Taxes                                           --              --

See Notes to Consolidated Financial Statements.

Supplemental Disclosures of Noncash Investing and Financing Activities:
During the Year Ended December 31, 1995:
 (1) - Acquired equipment under capital lease obligations with a net present value of $62,697.
 (2) - Acquired WWR Technology, Inc., and in conjunction therewith, recorded assets of $3,627,586 and liabilities of $3,674,186.

SES Holdings Corp. and Subsidiaries
Notes to Consolidated Financial Statements
================================================================================

[1] Organization, Nature of Operations and Principals of Consolidation

SES Holdings Corp., (the "Company"), was organized in 1994 as a wholly-owned subsidiary of SIS Capital Corp., ("SISC"), a non-public holding company owned 100% by Consolidated Technology Group, Ltd, ("Consolidated"), a publicly held holding company. As of December 31, 1995, the Company's consolidated subsidiaries consist of Sequential Electronic Systems, Inc. ("SES"), S-Tech, Inc., ("S-Tech") and WWR Technology, Inc., ("WWR"). SES was organized during 1986 as a wholly-owned subsidiary of Consolidated. SES took over all of the manufacturing assets and related liabilities of the precision electronic instrument operations of Consolidated. During 1990, all of Consolidated's shares and notes in SES were assigned to SISC. During 1994, the stock of SES was transferred to the Company from SISC. SES is primarily engaged in the manufacture of electro-mechanical and electro-optical devices. S-Tech was organized as a wholly-owned subsidiary of Consolidated. During 1990, all of Consolidated's shares in S-Tech were assigned to SISC. During 1994, the stock of S-Tech was transferred to the Company from SISC. S-Tech is primarily engaged in the manufacture and assembly of aircraft instruments, electro-mechanical and electro-optical devices, and vending devices for sale to commercial and governmental institutions. WWR was incorporated in 1992 for the acquisition of certain assets of the professional audio speaker business of Klipsch and Associates, Inc. During 1993, all of the stock of WWR was acquired by and operated as a business segment of Concept Technologies Group, Inc., ("Concept"), a publicly held company. During 1995, Concept, a subsidiary of Consolidated, sold all of the stock of WWR to the Company. WWR is primarily engaged in the manufacture of a professional line of audio speaker products. The Company's consolidated financial statements includes the accounts of SES, S-Tech and WWR and all intercompany balances have been eliminated.

[2] Summary of Significant Accounting Policies

Cash and Cash Equivalents - Cash equivalents are comprised of certain highly liquid investments with a maturity of three months or less when purchased.

Inventories - Inventories consist of raw materials, work-in-process and finished goods. Raw materials are valued at the lower of cost (average price] or market. The work-in-process and finished goods represent accumulated costs of raw materials, direct labor and factory overhead on current work orders. Costs accumulated under government contracts are net of progress payments. Management has established an estimated reserve for obsolescence as of December 31, 1995 and 1994. Management feels that the remaining value of the inventory is reasonable and that no further reserve is needed. This is based upon the existence of contracts and projected sales which will require a portion of this inventory and the expectation of future similar type contracts. Actual results could differ from these estimates.

Property, Plant and Equipment and Depreciation - Property, plant and equipment are stated at cost less accumulated depreciation. The cost of equipment held under capital leases is equal to the fair value of the leased property at the inception of the lease. Depreciation is computed generally by the straight-line method at rates adequate to allocate the cost of applicable assets over their expected useful lives which range from five to seven years. Amortization of capitalized leases is included with depreciation expense.

Trademark - The acquired trademark of WWR was valued at acquisition based on fair value and is being amortized on a straight-line basis over 25 years. This acquired trademark gives WWR a nonexclusive trademark license for the use of Klipsch and Associates trademark "Klipsch" for use with various professional loudspeaker products provided that the trademark is used only in connection with professional loudspeakers. Klipsch and Associates' predecessor was incorporated during the 1940's and has an established name as a leader in loudspeaker design and innovation. Management believes that the acquisition of the Klipsch Professional product line gives WWR one of the most long-established and recognizable brand names in the industry. WWR is currently defending its right to continue the use of such trademark. (See note 13). The Financial Accounting Standards Board has issued Statement 121 addressing the accounting for the impairment of long-lived assets that will be held and used, including

SES Holdings Corp. and Subsidiaries
Notes to Consolidated Financial Statements
================================================================================

[2] Summary of Significant Accounting Policies (continued)

certain identifiable intangibles. The statement is effective for calendar year 1996 financial statements. Management of the Company evaluates the period of amortization for the trademark to determine whether latter events and circumstances warrant revised estimates of useful lives. This evaluation is done by comparing the carrying value of the trademark to the value of projected discounted net cash flows from the related operations. Impairment is recognized if the carrying value of the trademark is greater than the projected discounted cash flows for related operations.

Investments - The Company maintains its investments in common stock in accordance with Statement of Financial Accounting Standards ("SFAS") 115 "Accounting for Certain Investments in Debt and Equity Securities" which requires certain investments that have readily determinable fair values to be categorized as either trading, available-for-sale, or held-to-maturity. All of the Company's equity investments in common stock are categorized as available-for-sale and are recorded at fair value with unrealized gains and losses recorded as a separate component of stockholders' equity. Additionally, available-for-sale investments that are deemed to be permanently impaired are written down to fair market value and such write down is charged to earnings as a realized loss. As of December 31,1995, the Company's investment in common stock consists of 1,060,000 shares of Concept as follows:

Cost basis                                                $1,545,923
Net unrealized gain included as a separate
 component of shareholders' equity                           441,577
Market Value                                              $1,987,500

Organization Costs - Organizational costs are recorded at cost and are being amortized on a straight-line basis over five years.

Warranties - WWR provides customers with various warranties and therefore is exposed to the risk that its ultimate warranty liability may exceed amounts accrued in the accompanying financial statements. Management believes that future warranty payments in excess of such amounts accrued, if any, will not have a significant impact on the Company's financial position and results of operations. At December 31, 1995, WWR has approximately $30,000 accrued for estimated warranty liabilities. Actual results may differ from amounts accrued.

Revenue Recognition - Sales and profits under all fixed price type contracts are accounted for under the unit of delivery method. Under the unit of delivery method, sales and profits are recognized in proportion to the number of units shipped in relation to total units ordered. Anticipated losses on contracts in progress are charged to operations as soon as such losses can be determined. Revenues not generated under fixed price type contracts are recognized when product is shipped. The Company reserves amounts against revenues for estimated product returns and sales discounts.

Research and Development - Research and development expense amounted to $87,377 for the year ended December 31, 1995.

Concentrations of Credit Risk - Financial instruments which potentially subject the Company to concentrations of credit risk consist of cash and accounts receivable. Generally, the Company does not require collateral or other security to support customer receivables. The Company routinely assesses the financial strength of its customers and based upon factors surrounding the credit risk of its customers establishes an allowance for uncollectible accounts and, as a consequence, believes that its accounts receivable credit risk exposure beyond such allowances is limited. The Company places its cash with a high credit quality financial institution. The amount on deposit that exceeds federally insured limits is

SES Holdings Corp. and Subsidiaries
Notes to Consolidated Financial Statements
================================================================================

[2] Summary of Significant Accounting Policies (continued)

subject to credit risk. The Company believes no significant concentration of credit risk exists with respect to these cash deposits. Revenues from two U.S. government agencies amounted to $893,331 and $562,584 and comprised approximately 20% and 15% of the total revenues for the years ended December 31, 1995 and 1994, respectively.

Fair Value of Financial Instruments - The fair value of cash, accounts receivable, accounts payable and notes payable is considered the carrying amount because of the short maturity of such instruments. Repayment terms have not been established for amounts payable to affiliates; therefore, it was not practical to estimate the fair value of the such amounts.

Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

[3] - Going Concern

The accompanying financial statements have been prepared on a going concern basis which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has sustained losses since inception and the accumulated deficit at December 31, 1995 is $3,426,396. The ability of the Company to continue as a going concern is dependent upon the success of the Company's marketing efforts and its access to sufficient funding to enable it to continue operations. The ability of the Company to effect its transition, ultimately, to profitable operations is dependent upon obtaining adequate financing and achieving a level of revenues to support its cost structure. The failure of the Company to generate revenues at a level in excess of its ongoing expenses may force the Company to reduce or cease operations. Management plans to increase revenues of WWR by way of a sound marketing plan to increase the domestic dealer base and, by concentrating on its international distribution. Furthermore, WWR plans to release a new "high tech" range of loudspeakers to gain attention to the line and increase its worldwide market share. SES and S-Tech plan to increase revenues through the introduction of new products and through revenues which are expected to be generated in connection with certain development agreements. Management is also in the process of obtaining financing through financial institutions and other sources.

[4] - Receivables - Accounts receivable consist of the following at December 31, 1995 and 1994:
                                                     1995              1994
     Trade accounts receivable                     $669,458          $562,367
     Less - Allowance for bad debts                  73,685            21,985
                                                   --------          --------
     Receivable, net of allowances                 $595,773          $540,382
                                                    =======           =======

[5] Inventories

Inventories as of December 31, 1995 and 1994 are as follows:
                                                 1995              1994
                                                 ----              ----
     Finished goods                         $    67,078                --
     Work-in-process                          1,515,432        $1,404,860
     Raw materials                            2,616,470         2,124,547
                                              ---------         ---------
         Total                                4,198,980         3,529,407
     Less:  Reserve for obsolescence           (550,000)          (50,000)

SES Holdings Corp. and Subsidiaries
Notes to Consolidated Financial Statements
================================================================================

     Less:  Progress payments                        --          (120,412)
                                              ---------         ----------
     Inventories, net                        $3,648,980         $3,358,995
                                              =========          =========

[5] Inventories (continued)

During the years ended December 31, 1995 and 1994, $470,000 and $306,855 was charged to operations for the write-off of obsolete inventory.

[6] Plant, Plant and Equipment and Depreciation

Property, plant and equipment and accumulated depreciation as of December 31, 1995 and 1994 are as follows:
                                                      1995             1994
     Machinery and equipment                      $1,671,631       $1,671,629
     Vehicles                                         25,060           25,060
     Tools and dies                                  600,466          144,712
     Furnitures and fixtures                         247,247          225,000
     Leasehold improvements                          150,006               --
     Computer equipment                                2,946               --
     Equipment under capital lease obligations       326,192           245,118
                                                  ----------        ----------
     Total cost                                    3,023,548         2,311,519
     Less: Accumulated depreciation               (2,402,367)       (2,098,124)
                                                   ---------         ---------
     Property, plant and equipment, net          $   621,181       $   213,395
                                                  ==========        ==========

Depreciation expense charged to operations was $70,051 and $28,578 for the years ended December 31, 1995 and 1994.

[7] Intangible Assets

Intangible assets as of December 31, 1995 and 1994 are as follows:
                                                       1995             1994
                                                       ----             ----
     Trademark                                       $428,749              --
     Less:  Accumulated amortization                  (46,236)             --
                                                      -------           -----
     Trademark, net                                  $382,513              --
                                                      =======           =====

     Organization costs (included in other assets)     67,280              --
     Less:  Accumulated amortization                  (43,261)             --
                                                      -------           -----
     Organization costs, net                          $ 24,019             --
                                                       =======          =====

Amortization expense charged to operations was $13,823 for the year ended December 31, 1995.

SES Holdings Corp. and Subsidiaries
Notes to Consolidated Financial Statements
================================================================================

[8] Notes Payable

Notes payable is comprised of the following at December 31, 1995 and 1994:

                                                            1995        1994
                                                            ----        ----
  Note payable to Small Business
    Administration, currently in default.                 $153,262    $153,262
  Note payable to National Westminster bank, USA
    payable in monthly installments of $20,000 at
    prime plus 2%, an effective rate of 10.5% at
    December 31, 1995, due March 20, 1996.                 120,878     140,000
  Note payable to a vendor, requires monthly principal
    and interest installments of $3,499 expiring
    February 1996 with an effective interest rate
    of 12%.                                                  6,895          --
  Note payable to former stockholder, requires
    monthly interest payments at 13.5% with the
    principal due November 1997, currently
    in default.                                            530,000          --
                                                           -------     -------
  Total notes payable                                     $811,035    $293,262
                                                           =======     =======

The note payable to former stockholder is collateralized by accounts receivable and is guaranteed by Consolidated, Concept, The Kantor Family Foundation and Walnut Capital. The note agreement includes covenants which include, among other covenants, restrictions on dividend payments and borrowings of additional debt. As of December 31, 1995, a required monthly interest payment on this note was paid late and caused said note to be in default.

[9] Subordinated Notes Payable to Affiliate Company

The subordinated debt is due to SISC which owns 100% of the Company and has no specified repayment provisions. Of the total amounts due to SISC, $1,109,387 bears interest at 10%, $75,000 bears interest at 8% and $3,898,565 is non-interest bearing. Due to the non-interest bearing nature and unspecified payment terms, it was not practical to estimate the fair value of the subordinated amounts due to affiliate.

[10] Lease Obligations

Capitalized Lease Obligations - The Company leases equipment and vehicles under noncancellable capital leases which are collateralized by equipment and vehicles having a net book value of $67,356 at December 31, 1995.

Future minimum payments under capitalized lease obligations are as follows as of December 31, 1995:

                  1995                                           $23,371
                  1996                                            22,448
                  1997                                            22,448
                  1998                                            11,837
                  1999                                             2,129
                                                                 -------
     Total  future  minimum  lease  payments                      82,233
     Less:  Amount representing interest                         (12,757)
                                                                  ------
     Net present value of minimum lease payments                  69,476
     Current portion of obligations under capital leases          17,454
                                                                  ------
     Long-term portion of obligations under capital leases       $52,022
                                                                  ======

SES Holdings Corp. and Subsidiaries
Notes to Consolidated Financial Statements
================================================================================

[10] Lease Obligations (continued)

Operating Lease Obligations - SES leases equipment under noncancellable operating leases expiring in 1997. SES currently is on a month to month lease on its primary facility. S-Tech leases a facility under a noncancellable operating lease expiring in 1997 and such lease includes a renewal option for an additional two years. WWR leases its manufacturing and administrative facility and certain office and computer equipment under noncancellable operating leases.

Minimum future rental payments under noncancellable operating leases having a remaining term in excess of one year are as follows as of December 31, 1995:

                  1995                  $117,675
                  1996                    92,287
                  1997                    76,973
                  1998                    44,508
                                        --------
     Total minimum rental commitments   $331,443

Rental expense for the years ended December 31, 1995 and 1994 was $244,948 and $176,997, respectively.

[11] Income Taxes

The Company and its consolidated subsidiaries have adopted the provisions of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes". Adoption had no material effect on the financial statements. SES Holdings, Corp., SES and S-Tech file Federal income tax returns on a consolidated basis with those of Consolidated. On a consolidated basis there is no tax expense. At December 31, 1995, SES Holdings, SES and S-Tech have net operating loss carryforwards of approximately $3,075,000 for state income tax purposes which expires by 2000. For SES and S-Tech, the loss carryforwards creates a deferred tax asset of approximately $837,500 which is offset by a valuation allowance of $837,500. Effective September 30, 1995, WWR files Federal income tax returns on a Consolidated basis with those of Consolidated. At December 31, 1995, WWR has net operating loss carryforwards of approximately $1,785,900 and a deferred tax asset of approximately $827,148 which is offset by a valuation allowance of $827,148.

[12] - Acquisition of WWR Technology, Inc.

Effective September 30, 1995, the Company purchased all of the stock of WWR Technology, Inc. from Concept in exchange for the repayment of approximately $2,100,000 of subordinated notes payable that WWR owed to Concept. The repayment of such intercompany debt was satisfied by the issuance of certain preferred convertible stock by Consolidated to Concept through SISC. As a result of this repayment, WWR, effective as of September 30, 1995, effectively replaced subordinated notes payable to Concept with subordinated notes payable to SISC. At the time of the purchase, WWR's liabilities exceeded its assets by $1,545,923 and Concept issued 1,060,000 shares of its common stock to the Company which was valued at $1,545,923 at the time of issuance. As a result of the transaction, all historical asset and liability balances, which approximate fair market value, were retained and no goodwill was recorded. The underlying assets and liabilities acquired are as follows:

SES Holdings Corp. and Subsidiaries
Notes to Consolidated Financial Statements
================================================================================

[12] - Acquisition of WWR Technology, Inc. (continued)

Assets:
     Cash                                            $     46,600
     Accounts receivable                                  473,579
     Inventories                                          809,677
     Property, plant and equipment                        343,824
     Trademark                                            385,606
     Other assets                                          68,977
Liabilities:
     Accounts payable and accrued expenses               (731,500)
     Notes payable and capital lease obligations         (566,956)
     Subordinated notes payable to affiliate           (2,375,730)
                                                        ---------

     Value of common stock received from Concept
       which is included in investments on the
       Company's balance sheet                         $1,545,923
                                                        =========

For accounting purposes, WWR's operating activity is included in the Company's statement of operations for the period from September 30, 1995 through December 31, 1995. The following pro forma unaudited results assume that the purchase of WWR occurred at the beginning of the indicated periods:

                                                       1995           1994
                                                       ----           ----
     Revenues                                       $6,675,141     $6,053,403
                                                     =========      =========
     Net Loss                                      ($3,672,233)   ($3,516,333)
                                                     =========      =========

The pro forma information is not necessarily indicative of either the results of operations that would have occurred had the acquisition been effective at the beginning of the indicated periods or of the future results of operations.

[13] - Litigation - There is an action pending against WWR alleging claims against WWR for unauthorized use of the Klipsch trademark. WWR denies these allegations and asserts there has been no breach of contract. The case is currently in the discovery phase and the amount of liability, if any, cannot be estimated. Management intends to defend vigorously the claims alleged against WWR. Nevertheless, due to uncertainties in the legal process, it is at least reasonably possible that management's view of the outcome will change in the near term.

SES Holdings Corp. and Subsidiaries
Notes to Consolidated Financial Statements
================================================================================

[14] - Industry Segments

The Company currently classifies its operations into two business segments: (1) Electro-Mechanical and Electro-Optical Products Manufacturing which consists of subsidiaries that manufacture and sell products such as devices that measure distance and velocity, instrumentation devices and debit card vending machines; and (2) Audio Products Manufacturing which consists of a subsidiary that manufactures and sells a professional line of loudspeakers. Corporate and Other consists of the operating activities of the holding company. Intersegment sales and sales outside the United States are not material for the years ended December 31, 1995 and 1994. Information concerning the Company's business segments is as follows:

                                      Electro-Mechanical
                                             and
                                           Electro-
                                                                              Corporate
                                            Optical             Audio         and Other          Total
Year Ended December 31, 1995:
Revenue                                    $3,862,133         $625,509                --       $4,487,642
                                           ==========         ========                         ==========
Loss from Operations                       $(899,576)       $(437,194)                --     $(1,336,770)
                                           ==========       ==========                       ============
Net Loss                                 $(1,050,395)       $(455,362)                --     $(1,505,757)
                                         ============       ==========                       ============
Capital Expenditures                           $2,946          $68,370                --          $71,316
                                               ======          =======                            =======
Depreciation and Amortization                 $36,824          $47,050                --          $83,874
                                              =======          =======                            =======

At December 31, 1995:
Identifiable Assets                        $3,689,269       $1,780,254        $1,545,923       $7,015,446
                                           ==========       ==========        ==========       ==========

Year Ended December 31, 1994:
Revenue                                    $3,653,765               --                --       $3,653,765
                                           ==========                                          ==========
Loss from Operations                     $(1,295,618)               --            $(105)     $(1,295,723)
                                         ============                             ======     ============
Net Loss                                 $(1,421,147)               --         $(19,519)     $(1,440,666)
                                         ============                          =========     ============
Capital Expenditures                             --                 --                --               --
                                                   ==
Depreciation and Amortization                 $28,578               --                --          $28,578
                                              =======                                             =======

At December 31, 1994:
Identifiable Assets                        $4,501,559               --                --       $4,501,559
                                           ==========                                          ==========

Exhibit 1.2

                              WWR TECHNOLOGY, INC.
                          [D/B/A KLIPSCH PROFESSIONAL]

                                     REPORT

                      FOR THE YEAR ENDED DECEMBER 31, 1995

March 21, 1996

Board of Directors
WWR Technology, Inc.
149 North Industrial Road
Hope, Arkansas

Gentlemen:

We have completed our audit of the financial statements of

WWR TECHNOLOGY, INC.
[D/B/A KLIPSCH PROFESSIONAL]

for the year ended December 31, 1995.

As a result, we present the following exhibits:

   EXHIBIT A:   Balance Sheet as of December 31, 1995.

   EXHIBIT B:   Statement of Operations for the year ended December 31, 1995.

   EXHIBIT C:   Statement of Stockholders' Deficit for the year ended December
                31, 1995.

   EXHIBIT D:   Statement of Cash Flows for the year ended December 31, 1995.

Respectfully submitted,

MORTENSON AND ASSOCIATES, P. C.
Certified Public Accountants.

INDEPENDENT AUDITOR'S REPORT


To the Board of Directors and Stockholder of WWR Technology, Inc.
   Hope, Arkansas


                  We have audited the accompanying balance sheet of WWR Technology, Inc. [d/b/a Klipsch Professional] as of December 31, 1995, and the related statements of operations, stockholder's deficit, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

                  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

                  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of WWR Technology, Inc. as of December 31, 1995, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

                  The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As shown in the financial statements and as discussed in Note 3 to the financial statements, the Company has suffered recurring losses since its inception in 1992, has a working capital deficiency and has an accumulated deficit at December 31, 1995 of $2,001,285. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


                                           MORTENSON AND ASSOCIATES, P. C.
                                           Certified Public Accountants.

Cranford, New Jersey
February 23, 1996

                                                                      Exhibit A


WWR TECHNOLOGY, INC.
[D/B/A KLIPSCH PROFESSIONAL]
--------------------------------------------------------------------------------

BALANCE SHEET AS OF DECEMBER 31, 1995.

Assets:
Current Assets:
   Cash                                                      $        27,603
   Accounts Receivable - Net                                         259,406
   Inventory                                                         676,663
   Prepaid Expenses                                                   30,120
                                                                      ------
   Total Current Assets                                              993,792

Furniture, Fixtures and Equipment - Net                              378,967

Trademarks - Net                                                     382,513

Organization Costs - Net                                              24,019

Other Assets                                                             963
                                                                         ---
   Total Assets                                              $     1,780,254
                                                             ===============

Liabilities and Stockholder's Deficit:
Current Liabilities:
   Accounts Payable and Accrued Expenses                     $       827,583
   Notes Payable                                                     536,895
   Current Portion of Capitalized Lease Obligations                    3,372
                                                                       -----
   Total Current Liabilities                                       1,367,850
                                                                   ---------
Long-Term Obligations:
   Capitalized Lease Obligations                                      13,458
   Subordinated Debt - Affiliates                                  2,400,221
                                                                   ---------
   Total Long-Term Obligations                                     2,413,679

   Total Liabilities                                               3,781,529

Commitments and Contingencies                                             --
                                                                          --
Stockholder's Deficit:
   Common Stock, $.01 Par, 1,000 Shares Authorized
     Issued and Outstanding                                               10

   Accumulated Deficit                                            (2,001,285)
                                                                   ---------
   Total Stockholder's Deficit                                    (2,001,275)
                                                                   ---------
   Total Liabilities and Stockholder's Deficit               $     1,780,254
                                                             ===============

See Notes to Financial Statements.

                                                                      Exhibit B


WWR TECHNOLOGY, INC.
[D/B/A KLIPSCH PROFESSIONAL]
--------------------------------------------------------------------------------

STATEMENT OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 1995.


Sales                                                        $     2,813,008

Cost of Sales                                                      2,532,148
                                                                   ---------
   Gross Profit                                                      280,860
                                                                     -------
Operating Expenses:
   Selling Expenses                                                  552,327
   General and Administrative Expenses                               345,328
                                                                     -------
   Total Operating Expenses                                          897,655
                                                                     -------
   Loss from Operations                                             (616,795)

Other Income and [Expenses]:
   Interest Expense                                                  (92,214)
   Other - Net                                                         7,810
                                                                       -----

   Total Other [Expense]                                             (84,404)
                                                                      ------
   Net Loss                                                  $      (701,199)
                                                             ===============

See Notes to Financial Statements.

                                                                      Exhibit C


WWR TECHNOLOGY, INC.
[D/B/A KLIPSCH PROFESSIONAL]
--------------------------------------------------------------------------------

STATEMENT OF STOCKHOLDERS' DEFICIT FOR THE YEAR ENDED DECEMBER 31, 1995.


                                Common Stock
                                1,000 Shares
                                 Authorized,
                                 Issued and                           Total
                                 Outstanding    Accumulated       Stockholder's
                                  Par $.01        Deficit            Deficit

Balance at December 31, 1994       $   10      $ (1,300,086)     $ (1,300,076)

   Net Loss                            --          (701,199)         (701,199)
                                       --           -------           -------

   Balance at December 31, 1995    $   10      $ (2,001,285)     $ (2,001,275)
                                   ======      ============      ============

See Notes to Financial Statements.

                                                                      Exhibit D


WWR TECHNOLOGY, INC.
[D/B/A KLIPSCH PROFESSIONAL]
--------------------------------------------------------------------------------

STATEMENT OF CASH FLOWS FOR THE YEAR ENDED DECEMBER 31, 1995.


Operating Activities:
 Net Loss                                                    $      (701,199)
                                                             ---------------
 Adjustments to Reconcile Net Loss to
  Net Cash Provided by Operating Activities:
  Depreciation and Amortization                                     140,833

 Change in Assets and Liabilities:
  [Increase] Decrease in:
   Accounts Receivable                                              103,078
   Prepaid Expenses                                                 (26,756)
   Inventory                                                        111,105

  Increase [Decrease] in:
   Accounts Payable and Accrued Expenses                            417,347
                                                                    -------
  Total Adjustments                                                 745,607
                                                                    -------
 Net Cash - Operating Activities                                     44,408
                                                                     ------

Investing Activities:
 Acquisition of Fixed Assets                                       (135,899)
 Trademark Costs                                                     (3,749)
 Increase in Other Assets                                              (254)
                                                                       ----

 Net Cash - Investing Activities                                   (139,902)
                                                                   --------

Financing Activities:
 Proceeds of Issuance of Debt                                        26,774
 Repayment of Debt                                                 (294,879)
 Payments on Capital Lease Obligations                                 (992)
 Advances from Affiliate                                            326,875
                                                                    -------
 Net Cash - Financing Activities                                     57,778
                                                                     ------

 Net Decrease in Cash                                               (37,716)

Cash - Beginning of Year                                             65,319
                                                                     ------

Cash - End of Year                                          $        27,603
                                                            ===============

See Notes to Financial Statements.

WWR TECHNOLOGY, INC.
[D/B/A KLIPSCH PROFESSIONAL]
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

[1] Organization and Nature of Operations

WWR Technology, Inc. [the "Company"] was incorporated in September 1992 for the acquisition of certain assets of the professional audio speaker business of Klipsch and Associates, Inc. ["KA"], a manufacturer of both consumer and professional speakers. On September 30, 1993, all of the stock of the Company was acquired by and operated as a business segment of Concept Technologies Group, Inc. ["Concept"], [a publicly held holding company]. Effective September 30, 1995, Concept sold all of the stock of the Company to SES Holdings, Inc. ["SESH"] in exchange for the repayment of approximately $2.1 million of intercompany debt owed to Concept by the Company. The repayment of such intercompany debt was satisfied by the issuance of certain preferred stock of Consolidated Technology Group Ltd. ["Consolidated"], [a publicly held holding company which owns a controlling interest in both SES and Concept] through SIS Capital Corp. ["SISC"] [a non-public holding company owned 100% by Consolidated]. All historical asset values were retained and no goodwill was recorded as a result of the acquisitions.

The Company is doing business as ["d/b/a"] Klipsch Professional and is engaged in the design, manufacture and distribution of high quality, technologically advanced professional or commercial caliber loudspeakers for fixed and mobile applications. The Company's products are directed primarily to end users such as musicians and bands, night clubs, houses of worship and disc jockeys. The Company's other markets include movie theaters, live performing art theaters, arenas and stadiums, touring sound contractors, studios, and corporate audio visual departments. The products are sold primarily through a dealer network of musical instruments retailers and sound contractors, supported by a network of independent sales representatives. The Company's customers are in the United States, Europe and the Far East [See Note 13].

[2] Summary of Significant Accounting Policies

Cash -  Cash includes cash on hand and on deposit in banks.

Inventories - Raw materials are valued at the lower of cost or market using the first-in, first-out method. Work in process and finished goods are valued at standard costs which approximate average costs.

Furniture, Fixtures and Equipment - Furniture, fixtures and equipment are carried at cost less allowances for accumulated depreciation. The cost of furniture and equipment held under capital leases is equal to the lower of the net present value of the minimum lease payments or the fair value of the lease property at the inception of the lease. Depreciation is computed generally by the straight-line method at rates adequate to allocate the cost of applicable assets over their expected useful lives. Amortization of capitalized leases is included with depreciation expense. Leasehold improvements are amortized on a straight-line basis over the shorter of the useful life of the improvement or the term of the lease.

Trademark - The acquired trademark was valued at acquisition based on fair value and is being amortized on a straight-line basis over 25 years. This acquired trademark gives the Company a nonexclusive trademark license for the use of KA's trademark "Klipsch" for use with various professional loudspeaker products provided that the trademark is used only in connection with professional loudspeakers. KA's predecessor was incorporated during the 1940's and has an established name as a leader in loudspeaker design and innovation. Management believes that the acquisition of the Klipsch Professional product line gives the Company one of the most long-established and recognizable brand names in the industry. The Company is currently defending its right to continue the use of such trademark [See Note 14]. The Company continually monitors the trademark value to determine whether any impairment has occurred. In making such determination, the Company uses the undiscounted value of expected future operating cash flows.

Research and Development - Research and development costs are expensed as incurred. Research and development expenses for 1995 amounted to $87,377.

WWR TECHNOLOGY, INC.
[D/B/A KLIPSCH PROFESSIONAL]
NOTES TO FINANCIAL STATEMENTS, Sheet #2
--------------------------------------------------------------------------------

[2] Summary of Significant Accounting Policies [Continued]

Organization Costs - Organizational costs are recorded at cost and are being amortized on a straight-line basis over five years.

Revenue Recognition - Revenue is recognized when products are shipped. The Company reserves amounts against revenues for estimated product returns and sales discounts.

Fair Value of Financial Instruments - The fair value of cash, accounts receivable, accounts payable and notes payable is considered the carrying amount because of the short maturity of such instruments.

Concentrations of Credit Risk - Financial instruments which potentially subject the Company to concentrations of credit risk are cash and accounts receivable arising from its normal business activities. The Company routinely assesses the financial strength of its customers and based upon factors surrounding the credit risk of its customers, establishes an allowance for uncollectible accounts, and as a consequence, believes that its accounts receivable credit risk exposure beyond such allowances is limited. The Company does not require collateral from its customers. The Company places its cash with high credit quality financial institutions. The amount on deposit in any one institution does not exceed federally insured limits. The Company believes no significant concentrations of credit risk exists with respect to cash on deposit.

Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

[3] Going Concern

The accompanying financial statements have been prepared on a going concern basis which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has sustained losses since inception, and has an accumulated deficit at December 31, 1995 of $2,001,285. The ability of the Company to continue as a going concern is dependent upon the success of the Company's marketing effort and its access to sufficient funding to enable it to continue operations. The ability of the Company to effect its transition, ultimately, to profitable operations is dependent upon obtaining adequate financing and achieving a level of revenues to support its cost structure. The failure of the Company to generate revenues at a level in excess of its ongoing expenses may force the Company to reduce or cease operations. Management plans to increase revenues by way of a sound marketing plan to increase the domestic dealer base and, by concentrating on its international distribution. Furthermore, the Company plans to release a new "high tech" range of loudspeakers to gain attention to the line and increase its worldwide market share. Management is also in the process of obtaining financing through financial institutions and other sources.

[4] Receivables

Receivables consist of the following:

Trade Receivables                                          $          309,406
Less:  Allowance for Doubtful Accounts                                (50,000)
                                                                       ------
Receivables - Net of Allowances                            $          259,406
                                                           ==================

Trade receivables include approximately $72,000 due from foreign customers. Management believes that any additional risk from foreign accounts receivable is adequately provided for in the allowance for doubtful accounts.

WWR TECHNOLOGY, INC.
[D/B/A KLIPSCH PROFESSIONAL]
NOTES TO FINANCIAL STATEMENTS, Sheet #3
--------------------------------------------------------------------------------

[4] Receivables [Continued]

The changes in the allowance for doubtful accounts are summarized as follows:

Balance - January 1, 1995                                 $           60,000
Provision for Doubtful Accounts                                       (9,956)
Recoveries                                                             1,726
Write-offs                                                            (1,770)
                                                                       -----
Balance - December 31, 1995                               $           50,000
                                                          ==================

[5] Inventories

Inventories consist of the following:

Finished Goods                                            $           67,078
Work in Process                                                      130,888
Raw Materials                                                        628,697
                                                                     -------
Total                                                                826,663
Less:  Allowance for Obsolescence                                   (150,000)
                                                                     -------
Inventory - Net                                           $          676,663
                                                          ==================

The work in process and finished goods represents accumulated costs of raw materials, direct labor and factory overhead expenses on current work orders. It is at least reasonably possible that the estimated allowance for obsolescence will change in the near term.

[6] Furniture, Fixtures and Equipment

Furniture, fixtures and equipment consist of the following:

Tooling, Dies and Fixtures                                $          455,754
Office Furniture and Equipment                                        22,247
Leasehold Improvements                                               150,006
Equipment Under Capitalized Lease Obligations                         18,445
                                                                      ------

Total                                                                646,452
Less:  Accumulated Depreciation                                     (267,485)

Furniture, Fixtures and Equipment - Net                   $          378,967
                                                          ==================

Depreciation expense charged to operations was $113,335 for the year ended December 31, 1995.

WWR TECHNOLOGY, INC.
[D/B/A KLIPSCH PROFESSIONAL]
NOTES TO FINANCIAL STATEMENTS, Sheet #4
--------------------------------------------------------------------------------

[7] Intangible Assets

Intangible assets consist of the following:

Trademark                                                  $          428,749
Less:  Accumulated Depreciation                                       (46,236)
                                                                      -------

Trademark - Net                                            $          382,513
                                                           ==================

Organization Costs                                         $           67,280
Less:  Accumulated Depreciation                                       (43,261)
                                                                      -------

Organization Costs - Net                                   $           24,019
                                                           ==================

Amortization expense charged to operations for the trademark and organization costs was $14,167 and $13,331, respectively, for the year ended December 31, 1995.

[8] Notes Payable

Notes payable consist of the following at December 31, 1995:

Note payable to a vendor, requires monthly principal
   and interest installments of $3,499 expiring February
   1996 with an effective interest rate of 12%.            $            6,895

Note payable to former stockholder, requires monthly
   interest payments at 13.5% with the principal due
   November 1997, currently in default.                               530,000

Total                                                      $          536,895
                                                           ==================

The note payable to former stockholder is collateralized by accounts receivable and is guaranteed by Consolidated, Concept and affiliates, The Kanter Family Foundation and Walnut Capital. The note agreement includes covenants which include, among other covenants, restrictions on dividend payments and borrowings of additional debt. In January 1996, a required monthly interest payment on this note was paid late and caused said note to be in default.

[9] Subordinated Debt - Affiliates

The subordinated debt is due to SISC [a non-public holding company owned 100% by Consolidated]. SISC owns 100% of SESH [the owner of 100% of the Company's outstanding stock] and facilitated the repayment of approximately $2,100,000 of amounts the Company owed to Concept [the former owners of the Company]. In addition, SISC advanced $275,000 to the Company to facilitate the repayment of amounts due on the trademark loan and approximately $25,000 for working capital needs. Due to the non-interest bearing nature and unspecified payment terms it was not practicable to estimate the fair value of the related party subordinated debt, however, the use of discounted cash flow techniques to estimate fair value could result in an estimated fair value substantially lower than the carrying amount.

WWR TECHNOLOGY, INC.
[D/B/A KLIPSCH PROFESSIONAL]
NOTES TO FINANCIAL STATEMENTS, Sheet #5
--------------------------------------------------------------------------------

[10] Lease Obligations

Capitalized Lease Obligations - The Company leases equipment under noncancellable capital leases which are collateralized by equipment having a net book value of $10,759 at December 31, 1995.

Future minimum payments under capitalized lease obligations are as follows at December 31, 1995:

1996                                                       $            4,257
1997                                                                    4,257
1998                                                                    4,257
1999                                                                    4,257
2000                                                                    2,129
                                                                        -----

Total Future Minimum Lease Payments                                    19,157
Less:  Amount Representing Interest                                    (2,327)
                                                                        -----
Net Present Value of Minimum Lease Payments                            16,830
Less: Current Portion of Capitalized Lease Obligations                 (3,372)
                                                                        -----
Long-Term Portion of Capitalized Lease Obligations         $           13,458
                                                           ==================

Operating Lease Obligations - The Company leases its manufacturing and administrative facility and certain office and computer equipment under noncancellable operating leases. The facilities lease contains annual scheduled rental increases. The Company's present facilities are located in Hope, Arkansas. The current base rent for such premises is $4,500 per month.

Minimum future rental payments under noncancelable operating leases having a remaining term in excess of one year are as follows:

1996                                                       $           74,595
1997                                                                   78,729
1998                                                                   76,973
1999                                                                   44,508
                                                                       ------

Total Minimum Rental Commitments                           $          274,805
                                                           ==================

Rent expense for the year ended December 31, 1995 approximated $67,000.

WWR TECHNOLOGY, INC.
[D/B/A KLIPSCH PROFESSIONAL]
NOTES TO FINANCIAL STATEMENTS, Sheet #6
--------------------------------------------------------------------------------

[11] Income Taxes

Under current accounting standards, deferred income taxes reflect the net tax effects of (a) temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes, and (b) operating loss and tax credit carryforwards. The tax effects of significant items comprising the Company's net deferred tax liability as of December 31, 1995 is as follows:

Deferred Tax Liabilities:
   Difference Between Book and Tax Amortization            $              144
   Book Basis of Assets in Excess of Tax Basis                          3,319
                                                                        -----

     Total                                                              3,463

Deferred Tax Assets:
   Allowance for Doubtful Accounts not Currently Deductible            19,145
   Difference Between Book and Tax Depreciation                         1,020
   Accrued Warranty Expense                                            11,487
   Accrued Sales Returns                                                5,744
   Accrued Sales Discounts                                              9,573
   Inventory Reserves not Currently Deductible                         57,435
   Federal Net Operating Loss Carryforward                            607,199
   State Net Operating Loss Carryforward                              116,056
   Other                                                                2,952
                                                                        -----
     Total                                                            830,611

Valuation Allowance                                                   827,148

     Net Deferred Tax Liability                            $               --
                                                           ==================

The Company's deferred tax asset valuation allowance was $827,148 and $520,554 as of December 31, 1995 and December 31, 1994, respectively. The increase in the valuation allowance of $306,594 for the year ended December 31, 1995 is comprised of the following:

Difference Between Book and Tax Depreciation               $            5,462
Difference Between Book and Tax Amortization                              (48)
Book Basis of Assets in Excess of Tax Basis                              (409)
Allowance for Doubtful Accounts not Currently Deductible               (3,829)
Accrued Warranty Expense                                                5,743
Accrued Sales Returns                                                   1,915
Accrued Sales Discounts                                                  (918)
Inventory Reserves not Currently Deductible                            26,803
Federal Net Operating Loss Carryforward                               231,473
State Net Operating Loss Carryforward                                  39,253
Other                                                                   1,149
                                                                        -----
   Total Increase                                          $          306,594
                                                           ==================

WWR TECHNOLOGY, INC.
[D/B/A KLIPSCH PROFESSIONAL]
NOTES TO FINANCIAL STATEMENTS, Sheet #7
--------------------------------------------------------------------------------

[11] Income Taxes [Continued]

The provision for income taxes for the year ended December 31, 1995 varies from the amount computed by applying the statutory rate for the reasons below:

Provision Based on Statutory Rate                                      35  %
Benefit of Graduated Rates                                             (1)
States Tax [Net of Federal Benefit]                                    --
Valuation Allowance                                                   (34)
                                                                       --
   Total                                                               --  %

The Company has a federal net operating carryforward of approximately $1,785,900 and a state net operating loss carryforward of approximately $1,785,500. The federal net operating loss carryforwards expire in years 2007 through 2010 and the state net operating losses expire in years 1997 through 2000.

[12] Supplemental Disclosures of Cash Flow Activities

During the year ended December 31, 1995, the Company paid approximately $85,500 in interest. Also, during 1995, Consolidated issued, through SISC, preferred stock to Concept in exchange for all of the stock of the Company and approximately $2,100,000 in debt owed to Concept by the Company.

[13] Business Segment Information

The Company generates all of its revenues and operating activity in one business segment as discussed in Note 1. The following is a summary of net sales derived by geographic region for the year ended December 31, 1995:

United States                                                 $     2,134,678
Far East                                                              349,334
Europe                                                                291,493
Other                                                                  37,503
                                                                       ------
Total Net Sales                                               $     2,813,008
                                                              ===============

[14] Commitments and Contingencies

Litigation - There is an action pending against the Company alleging claims against the Company for unauthorized use of the Klipsch trademark. The Company denies these allegations and asserts there has been no material breach of contract. The case is currently in the discovery phase and the amount of liability, if any, cannot be estimated. Management intends to defend vigorously the claims alleged against the Company. Nevertheless, due to uncertainties in the legal process, it is at least reasonably possible that management's view of the outcome will change in the near term.

Warranty - The Company provides customers with various warranties and therefore is exposed to the risk that is ultimate warranty liability may exceed amounts accrued in the accompanying financial statements. Management believes that future warranty payments in excess of such amounts accrued, if any, will not have a significant impact on the Company's financial position and results of operations. At December 31, 1995, the Company has approximately $30,000 accrued for estimated warranty liabilities. Actual results may differ from amounts accrued.


                              . . . . . . . . . .

Exhibit 2.

               Lafayette Industries, Inc. and SES Holdings, Corp.
                Unaudited Pro Forma Combined Financial Statements

               Lafayette Industries, Inc. and SES Holdings, Corp.
                     Pro Forma Combined Financial Statements
                                   (Unaudited)
--------------------------------------------------------------------------------

                                      Index


                                                                         Page

Introduction and Basis of Presentation                                     1

Unaudited Pro Forma Combined Balance Sheet - September 30, 1996           2-3

Unaudited Pro Forma Combined Statement of Operations -                     4
   Nine Months Ended September 30, 1996

Unaudited Pro Forma Combined Statement of Operations -                     5
   Year Ended December 31, 1995

Notes to Unaudited Pro Forma Financial Statements                         6-9

               Lafayette Industries, Inc. and SES Holdings, Corp.
                     Pro Forma Combined Financial Statements
                                   (Unaudited)
--------------------------------------------------------------------------------

Introduction and Basis of Presentation

The following pro forma combined balance sheet as of September 30, 1996 and the combined statements of operations for the nine months ended September 30, 1996 and the year ended December 31, 1995 give effect to the reverse merger of Lafayette Industries, Inc., ("Lafayette"), (a publicly held company) and SES Holdings, Corp., ("SESH"), (an 80% owned subsidiary of SIS Capital Corp., ("SISC"), which is a wholly owned subsidiary of Consolidated Technology Group, Ltd., a publicly held company). The reverse merger was consummated by the transfer of all of SESH's equity ownership to Lafayette, in exchange for two newly created series of Lafayette Preferred stock, the Series A Convertible Preferred Stock and the Series B Redeemable Preferred Stock.

SESH was owned 80% by SISC and 10% each by two individuals, (the "selling shareholders"). The Series A Preferred Stock is automatically converted into such number of shares that will give the selling shareholders (SISC and the two individuals) a 65% ownership of Lafayette's fully diluted common stock upon the stockholder approval of an increase in the authorized number of common shares of Lafayette Industries Group, Inc.

The Series B Redeemable Preferred Stock has an aggregate redemption price of $6,750,000 and was issued to SISC in exchange for $2,750,000 of preferred stock of the underlying subsidiary's of SESH which was held by SISC and for repayment of $4,000,000 of subordinated debt that was owed by SESH to SISC.

For accounting purposes, the transaction has been treated as a recapitalization of SESH with SESH as the acquirer (reverse acquisition). The historical financial statements prior to September 30, 1996 are those of SESH. The pro forma combined balance sheet gives effect to the transaction as if it had occurred on September 30, 1996. The pro forma combined statements of operations for the nine months ended September 30, 1996 and the year ended December 31, 1995, give effect to the transaction as if it occurred at the beginning of the fiscal year. Additionally, the pro forma balance sheet gives effect to the 1996 discontinuation of certain subsidiaries of Lafayette as if they had been discontinued as the balance sheet date. The pro forma combined financial statements also reflect, (1) the October 1, 1996 reacquisition of WWR Technology, Inc. by SESH; and (2) the April 1, 1996 acquisition of Televend by SESH, as if they were acquired by SESH as of the beginning of the fiscal years and were owned by SESH for all periods presented.

The pro forma combined financial statements have been prepared by management based upon the historical financial statements of Lafayette and SESH. These pro forma financial statements are not necessarily indicative of what would have occurred if the transaction had been in effect on the dates indicated.

               Lafayette Industries, Inc. and SES Holdings, Corp.
                   Unaudited Pro Forma Combined Balance Sheet
                               September 30, 1996

                                                         Historicals               Pro Forma Adjustments
                                                Lafayette          SES             WWR              Reverse
                                                Industries       Holdings       Technology           Merger              Pro Forma
                                                   Inc.            Corp.          [A][1]               [C]               Combined
Assets
 Current assets:
  Cash and cash equivalents                     $     9,000     $   123,000     $    17,000     $        --            $   149,000
  Receivables, net of allowances                  1,042,000         362,000         481,000              --              1,885,000
  Inventories                                       537,000       3,446,000         543,000              --              4,526,000
  Prepaid expenses and other current assets          22,000          18,000          11,000              --                 51,000
  Refundable income taxes                           190,000              --              --              --                190,000
  Receivables, related parties                      155,000              --              --              --                155,000
                                                    -------          ------          ------          ------                -------
   Total current assets                           1,955,000       3,949,000       1,052,000              --              6,956,000
                                                  ---------       ---------       ---------          ------              ---------

 Property, plant and equipment, net               2,710,000         200,000         374,000              --              3,284,000
                                                  ---------         -------         -------          ------              ---------
 Other assets:
  Net assets of discontinued subsidiaries           154,000              --              --              --                154,000
  Receivables, related parties                           --          30,000          78,000              --                108,000
  Investments in common stock, long-term                 --              --       1,509,000              --              1,509,000
  Trademark, net                                         --              --         372,000              --                372,000
  Other assets                                      124,000         340,000          14,000              --                478,000
                                                    -------         -------          ------          ------                -------
   Total Other Assets                               278,000         370,000       1,973,000              --              2,621,000
                                                    -------         -------       ---------          ------              ---------

    Total Assets                                $ 4,943,000     $ 4,519,000     $ 3,399,000              --            $12,861,000
                                                ===========     ===========     ===========          ======            ===========

                  See notes to pro forma financial statements.

               Lafayette Industries, Inc. and SES Holdings, Corp.
                   Unaudited Pro Forma Combined Balance Sheet
                               September 30, 1996

                                                         Historicals               Pro Forma Adjustments
                                                Lafayette          SES             WWR              Reverse
                                                Industries       Holdings       Technology           Merger              Pro Forma
                                                   Inc.            Corp.          [A][1]               [C]               Combined
Liabilities and Shareholders' Equity
 Current liabilities:
  Accounts payable and accrued expenses         $ 1,415,000     $   963,000     $ 1,080,000              --            $ 3,458,000
  Accrued interest                                    --            337,000           5,000              --                342,000
  Due to related party                              629,000              --              --              --                629,000
  Mortgage payable                                2,079,000              --              --              --              2,079,000
  Notes payable                                   1,040,000         202,000           4,000              --              1,246,000
  Current portion of capitalized lease
   obligations                                      461,000          13,000           3,000              --                477,000
                                                    -------          ------           -----          ------                -------
   Total current liabilities                      5,624,000       1,515,000       1,092,000              --              8,231,000
                                                  ---------       ---------       ---------          ------              ---------
 Long-term liabilities:
  Subordinated notes payable to affiliated
   company                                               --       4,379,000       2,028,000     ($4,000,000)[C][2][b]    2,407,000
  Long-term debt                                    333,000              --         508,000              --                841,000
  Convertible debentures                            750,000              --              --              --                750,000
  Capitalized lease obligations                          --          29,000          11,000              --                 40,000
                                                    -------          ------          ------          ------                 ------
   Total long-term liabilities                    1,083,000       4,408,000       2,547,000      (4,000,000)             4,038,000
                                                  ---------       ---------       ---------       ---------              ---------

Minority Interest                                        --       2,750,000              --      (2,750,000)[C][2][b]           --
                                                     ------       ---------          ------       ---------
Shareholders' equity:
 Preferred Stock                                         --              --              --         130,000 [C][2][a]
                                                                                                  6,750,000 [C][2][b]    6,880,000

 Common stock                                        53,000          15,000              --         (15,000)[C][3]          53,000

 Additional paid-in-capital, common stock         5,976,000         223,000              --        (130,000)[C][2][a]
                                                                                                 (7,767,000)[C][3]      (1,698,000)

 Accumulated deficit                             (7,782,000)     (4,392,000)       (240,000)      7,782,000 [C][3]      (4,632,000)
 Unrealized loss on foreign exchange                (11,000)             --              --              --                (11,000)
                                                     ------          ------         -------       ---------                 ------
   Total shareholders' equity                    (1,764,000)     (4,154,000)       (240,000)    $ 6,750,000                592,000
                                                  ---------       ---------         -------     -----------                -------

    Total Liabilities and Shareholders' Equity  $ 4,943,000     $ 4,519,000     $ 3,399,000              --            $12,861,000
                                                ===========     ===========     ===========     ===========            ===========

                  See notes to pro forma financial statements.

               Lafayette Industries, Inc. and SES Holdings, Corp.
              Unaudited Pro Forma Combined Statements of Operations
                      Nine Months Ended September 30, 1996

                                              Historicals                       Pro Forma Adjustments
                                      Lafayette          SES             WWR                      Reverse
                                      Industries       Holdings       Technology    Televend      Merger               Pro Forma
                                         Inc.            Corp.          [A][1]         [B]          [C]                Combined

Revenues                              $ 4,021,000     $ 2,243,000     $ 2,569,000   $    72,000   ($4,021,000)[C][4]   $ 4,884,000

Direct Costs                            3,396,000       1,897,000       2,010,000        72,000    (3,396,000)[C][4]     3,979,000
                                        ---------       ---------       ---------        ------     ---------            ---------
Gross Profit                              625,000         346,000         559,000            --      (625,000)             905,000

Selling, General and Administrative     2,063,000       1,043,000         848,000        37,000    (2,063,000)[C][4]     1,928,000
                                        ---------       ---------         -------        ------     ---------            ---------
Loss from Operations                   (1,438,000)       (697,000)       (289,000)      (37,000)    1,438,000           (1,023,000)

Other Income (Expense):
   Interest expense                      (180,000)       (110,000)        (81,000)           --       180,000 [C][4]      (191,000)
   Other income (expense)                  10,000              --           9,000            --       (10,000)[C][4]         9,000
     Total other income (expense)        (170,000)       (110,000)        (72,000)           --       170,000             (182,000)
                                          -------         -------          ------        ------       -------              -------
Loss from Continuing Operations       ($1,608,000)      ($807,000)      ($361,000)     ($37,000)   $1,608,000          ($1,205,000)
                                      ============      ==========      ==========     =========   ==========          ============
Loss per Common Share                      ($0.45)                                                                          ($0.34)
                                           =======                                                                          =======
Weighted Average Number of Common
   Shares Outstanding                   3,593,571                                                                         3,593,571
                                        =========                                                                         =========

                  See notes to pro forma financial statements.

               Lafayette Industries, Inc. and SES Holdings, Corp.
            Unaudited Pro Forma Consolidated Statements of Operations
                          Year Ended December 31, 1995

                                              Historicals                       Pro Forma Adjustments
                                      Lafayette          SES             WWR                      Reverse
                                      Industries       Holdings       Technology    Televend      Merger               Pro Forma
                                         Inc.            Corp.          [A][1]         [B]          [C]                Combined

Revenues                              $16,609,000     $ 4,488,000     $ 1,524,000   $   356,000   ($16,609,000)[C][4]  $ 6,368,000

Direct Costs                           12,027,000       4,114,000       1,216,000       274,000    (12,027,000)[C][4]    5,604,000
                                       ----------       ---------       ---------       -------     ----------           ---------
Gross Profit                            4,582,000         374,000         308,000        82,000     (4,582,000)            764,000

Selling, General and Administrative     5,327,000       1,711,000         363,000       216,000     (5,327,000)[C][4]    2,290,000
                                        ---------       ---------         -------       -------      ---------           ---------
Loss from Operations                     (745,000)     (1,337,000)        (55,000)     (134,000)       745,000          (1,526,000)
                                          -------       ---------          ------       -------        -------           ---------
Other Income (Expense):
   Interest expense                      (346,000)       (169,000)        (49,000)           --        346,000 [C][4]     (218,000)
   Other income (expense)                 113,000              --           6,000            --       (113,000)[C][4]        6,000
                                          -------         -------           -----        ------        -------               -----
     Total other income (expense)        (233,000)       (169,000)        (43,000)           --        233,000            (212,000)
                                          -------         -------          ------        ------        -------             -------
Loss from Continuing Operations
   Before Income Taxes                   (978,000)     (1,506,000)        (98,000)     (134,000)       978,000          (1,738,000)

Income Taxes                              260,000              --              --            --       (260,000)[C][4]           --
                                          -------          ------          ------       -------        -------              ------
Loss from Continuing Operations         ($718,000)    ($1,506,000)       ($98,000)    ($134,000)      $718,000         ($1,738,000)
                                        ==========    ============       =========    ==========      ========         ============

Loss per Common Share                      ($0.52)                                                                          ($1.26)
                                           =======                                                                          =======

Weighted Average Number of Common
   Shares Outstanding                    1,384,520                                                                       1,384,520
                                         =========                                                                       =========

                  See notes to pro forma financial statements.

               Lafayette Industries, Inc. and SES Holdings, Corp.
                Notes to Pro Forma Combined Financial Statements
                                   (Unaudited)
--------------------------------------------------------------------------------

[A] - WWR Technology, Inc.:

WWR Technology, Inc., ("WWR"), was purchased by SESH effective September 30, 1995 from Trans Global Services, Inc., an affiliated company of SESH. Effective April 1, 1996, WWR was sold to SISC, the majority stockholder of SESH. Effective October 1, 1996, SESH reacquired WWR from SISC. The following describes the impact of these transactions on the pro forma financial statements:

[1] - The pro forma balance sheet adjustments reflect the inclusion of WWR's assets and liabilities as of September 30, 1996.

[2] - The pro forma statement of operations for the nine months ended September 30, 1996 reflects the assumption that WWR was an operating entity of SESH for the entire nine months. As such, the operations of WWR for the period from April 1, 1996 to September 30, 1996 are added to the pro forma statement of operations for the nine months ended September 30, 1996. Additionally, the operating activity of WWR for the time period from January 1, 1996 to March 31, 1996, which is historically presented as discontinued, is reclassed to the respective statement of operations line items. The following gives detail for the combined adjustment required to present WWR's operations for the entire nine month period in the pro forma statement of operations for the nine months ended September 30, 1996:

                                                                         Reclass of
                                                   Inclusion of         Discontinued
                                                  Operations from        Operations
                                                   April 1, 1996       from January 1,        Total
                                                    to September        1996 to March       Pro Forma
                                                      30, 1996             31, 1996         Adjustment
                                                      --------             --------         ----------
Revenues                                            $1,899,000             $670,000         $2,569,000
Direct Costs                                         1,477,000              533,000          2,010,000
                                                     ---------              -------          ---------
Gross Profit                                           422,000              137,000            559,000
Selling, General and Administrative                    567,000              281,000            848,000
                                                       -------              -------            -------
Loss from Operations                                  (145,000)            (144,000)          (289,000)
                                                       -------              -------            -------
Other Income (Expense):
  Interest Expense                                     (62,000)             (19,000)           (81,000)
  Other Income (Expense)                                 4,000                5,000              9,000
                                                         -----                -----              -----
    Total Other Income (Expense)                       (58,000)             (14,000)           (72,000)
                                                        ------               ------             ------
Loss from Continuing Operations                      ($203,000)            (158,000)          (361,000)
                                                       =======              =======            =======

[3] - The statement of operations for the year ended December 31, 1995 reflects the assumption that WWR was an operating entity of SESH for the entire year. As such, the operations of WWR for the period from January 1, 1995 to September 30, 1995 are added to the pro forma statement of operations for the year ended December 31, 1995.

[B] - Televend:

Televend was purchased by SESH effective April 1, 1996 from SISC, the majority stockholder of SESH. The pro forma statement of operations reflects the assumption that Televend was an operating entity of SESH for the entire nine months ended September 30, 1996 and the entire year ended December 31, 1995. As such, the operating results of Televend for the period from January 1, 1996 to March 31, 1996 are added to the pro forma statement of operations for the nine months ended September 30, 1996 and the operating results of Televend for the year ended December 31, 1995 are added to the pro forma statement operations for the year ended December 31, 1995.

               Lafayette Industries, Inc. and SES Holdings, Corp.
                Notes to Pro Forma Combined Financial Statements
                                   (Unaudited)
--------------------------------------------------------------------------------

[C] - Reverse Merger:

[1] - Basis of Accounting for the Reverse Merger:

Due to the significantly large number of equivalent common shares issued to consummate the reverse merger, the thin market for the existing trading shares of Lafayette and the volatility of the quoted stock prices of the Lafayette common shares, it was determined that the quoted market value of the outstanding common stock of Lafayette was not a reliable indicator of the fair value of consideration given to consummate the reverse merger. Alternatively, the fair market value of the underlying assets of approximately $5,300,000 and liabilities of approximately $7,100,000 was used to determine the fair value of the consideration given. The assets and liabilities are recorded at their fair values and the amount by which Lafayette's liabilities exceeded assets of approximately $1,800,000 is recorded as a decrease in additional paid-in capital

[2] - Preferred Stock:

[a] - Series A Convertible Preferred:

Lafayette issued 1,000 shares of Series A preferred stock which is convertible at a ratio that will give SISC a 65% equity position in the common stock of the merged company upon stockholder approval of an increase in authorized common stock. The Series A preferred stock is valued at $130,000 which approximates the par value of the common stock to be issued if the conversion were to take place as of September 30, 1996. The pro forma adjustment for the issuance of the Series A preferred stock is as follows:

September 30, 1996 Balance Sheet:
Equity:
     Increase in Preferred Stock                      $130,000
     Decrease in Additional Paid-in Capital -
         Common Stock                                ($130,000)

[b] - Series B Redeemable Preferred:

Lafayette issued 1,000 shares of Series B preferred stock which has a redemption value of $6,750,000. The Series B preferred stock was issued as payment to SISC for $4,000,000 of subordinated debt due to SISC and in exchange for the cancellation of $2,750,000 of preferred stock of the underlying entities of SESH which was held by SISC. The redemption provisions of the Series B Preferred stock are the following:

         [i] - The Company may, at any time commencing March 1, 1997, redeem the Series B Preferred stock in whole or in part from time to time upon not less than ten nor more than sixty days prior written notice at the redemption price of $6,750 per Series B preferred share. The Company is not required to provide for the redemption of any shares of the Series B preferred stock through the operation of a sinking fund.

               Lafayette Industries, Inc. and SES Holdings, Corp.
                Notes to Pro Forma Combined Financial Statements
                                   (Unaudited)
--------------------------------------------------------------------------------

[C] - Reverse Merger (continued):
[2] - Preferred Stock (continued):
[b] - Series B Redeemable Preferred (continued):

         [ii] - Until all of the Series B preferred stock shall have been redeemed, the Company shall apply 25% of the net proceeds from any sale of equity securities (including stock issued on the exercise of any warrants or options, whether presently outstanding or hereafter issued, and stock issued in connection with a public offering or private placement of securities, but excluding stock issued in an acquisition or in connection with the purchase of assets), occurring after March 1, 1997 to the redemption of the shares of the Series B preferred stock. Net proceeds shall mean the gross proceeds less any underwriting, brokerage, finders or investment banking fee, discount, expense allowance (whether or not accountable), consulting contract or other similar payments however designated, provided that, for purposes of determining net proceeds no value shall be given to any securities issued or transferred to the underwriter, broker, finder or investment banker.

         [iii] - Until all of the shares of the Series B preferred stock shall have been redeemed, for each calendar year commencing with the year ended December 31, 1997, the Company shall apply to the redemption of the Series B preferred stock an amount equal to 25% of the amount by which the greater of (a) the Company's income before taxes, determined in accordance with generally accepted accounting principles consistently applied, or (b) the Company's cash flow from operations, determined in accordance with generally accepted accounting principles consistently applied, less interest other than interest owed to the Company's parent or affiliate, exceeds $250,000 to the redemption of shares of the Series B preferred stock.

  The pro forma adjustment for the issuance of the Series B preferred stock is as follows:

September 30, 1996 Balance Sheet:
Long-term Liabilities:
     Decrease in Subordinated Notes Payable
         to Affiliated Company                       ($4,000,000)
Minority Interest:
     Decrease in Minority Interest                   ($2,750,000)
Equity:
     Increase in Preferred Stock                      $6,750,000

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               Lafayette Industries, Inc. and SES Holdings, Corp.
                Notes to Pro Forma Combined Financial Statements
                                   (Unaudited)
--------------------------------------------------------------------------------

[C] - Reverse Merger (continued):

[3] - Equity Recapitalization:

The accounting treatment for reverse mergers requires that the existing equity of SESH be recapitalized into the additional paid-in capital of Lafayette. The Series A preferred stock issued to consummate the reverse merger is recorded as a decrease in additional paid-in capital (see [C][2][a] above). SESH's common stock of $15,000 is recorded as a decrease in additional paid-in capital. Because SESH is the accounting acquirer, it is SESH's accumulated deficit that is carried forward and consequently, the existing Lafayette accumulated deficit of $7,7882,000 reduces the additional paid-in capital. The pro forma adjustment for the equity recapitalization (in addition to the issuance of the Series A preferred stock, which is accounted for at [C][2][a] above) is as follows:

September 30, 1996 Balance Sheet:
Equity:
     Decrease in Common Stock                         ($   15,000)
                                                           ======
     Decrease in Additional Paid-in Capital -
         Common Stock                                 ($7,767,000
     Decrease in Accumulated Deficit                   $7,782,000

[4] - Statements of Operations:

SESH is the accounting acquirer and the comparative historical operations will be those of SESH and not Lafayette. As such, the pro forma adjustments on the statement of operations reflects the exclusion of Lafayette's operations prior to the reverse merger. Additionally, the pro forma reverse merger adjustment on the statements of operations for selling, general and administrative expense includes the goodwill amortization of $68,000 and $90,000, respectively for the nine months ended September 30, 1996 and the year ended December 31, 1995.

[D] - Discontinued Subsidiaries:

During the nine months ended September 30, 1996, Lafayette discontinued a significant portion of operating activities. No pro forma adjustments related to the discontinued operations are made to the statement of operations for the year ended December 31, 1995 because all of the operating results of Lafayette Industries, Inc., prior to the reverse merger are excluded from the pro forma operating results (see note [C], [4] above). Additionally, since all discontinued operations are reflected in the historical September 30, 1996 restated financial statements of Lafayette, no pro forma adjustments related to such discontinued operations are required for the pro forma balance sheet as of September 30, 1996 or for the pro forma statement of operations for the nine months ended September 30, 1996. Lafayette's amended September 30, 1996 10-Q presents the restated December 31, 1995 balance sheet which gives effect to the discontinued operations.

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